KRAMER LEVIN NAFTALIS & FRANKEL LLP

July 17, 2015

Arden Sage Multi-Strategy Fund, L.L.C.
375 Park Avenue, 32nd Floor
New York, NY 10152

Re:           Arden Sage Multi-Strategy Fund, L.L.C

Ladies and Gentlemen:

We have acted as counsel to Arden Sage Multi-Strategy Fund, L.L.C. (the “Company”), a limited liability company organized under the laws of the State of Delaware, in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form N-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of $12,000,000 of units of limited liability company interests in the Company (the “Units”) under the Act.

In rendering this opinion, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such other agreements, certificates and documents of public officials, officers or representatives of the Company and others, and such other documents, certificates and company or other records as we have deemed necessary or appropriate as a basis for our opinion set forth below.

We have assumed the legal capacity of natural persons executing or delivering any instrument, the genuineness of all signatures thereon, the authority of all persons executing such instruments on behalf of all parties thereto other than officers and other representatives of the Company, the authenticity of all documents submitted to us as originals, the conformity to the originals of all copies, facsimiles, photostatic or conformed copies and the authenticity of the originals of such latter documents.  As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Additionally, in rendering this opinion, without independent verification we have relied on an opinion of Richards, Layton & Finger, P.A. (the “Local Counsel Opinion”), special Delaware counsel to the Company, a copy of which is also filed as an exhibit to the Registration Statement, and our opinion is subject to the assumptions, qualifications and limitations set forth in the Local Counsel Opinion, which are incorporated herein by reference.

According to the Local Counsel Opinion:

1.           The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq.;

2.           The Units will represent validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company; and

3.           Each person or entity to whom a Unit is to be issued by the Company (each a “Unitholder” and collectively the “Unitholders”) shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a Unitholder may be obligated to repay any funds wrongfully distributed to it.  We note that the Unitholders may be obligated to make payments as set forth in the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 1, 2011.

Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Units, when issued in the manner described in the prospectus contained in the Registration Statement, will be validly issued, fully paid and non-assessable.

We are attorneys licensed to practice only in the State of New York.  The foregoing opinion is limited to the Federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  No opinion is expressed herein with respect to the requirements of, or compliance with, state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Company or the Units.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Company in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

 /s/  Kramer Levin Naftalis & Frankel LLP

July 17, 2015

Arden Sage Multi-Strategy Fund, L.L.C.
375 Park Avenue
32nd Floor
New York, New York 10152

Re:           Arden Sage Multi-Strategy Fund, L.L.C.

Ladies and Gentlemen:

We have acted as special Delaware counsel for Arden Sage Multi-Strategy Fund, L.L.C., a Delaware limited liability company (the "Company"), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Formation of the Company, dated June 8, 2005, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 8, 2005 (under the name "Sage Multi-Strategy Fund, L.L.C."), as amended by the Certificate of Amendment thereto, dated January 8, 2006, as filed in the office of the Secretary of State on January 13, 2006 (reflecting a change in the name of the Company to "Robeco-Sage Multi-Strategy Fund, L.L.C."), and as further amended by the Certificate of Amendment thereto, dated September 15, 2011, as filed in the office of the Secretary of State on September 15, 2011 (reflecting a change in the name of the Company to "Arden Sage Multi-Strategy Fund, L.L.C.") (as so amended, the "LLC Certificate");

(b) The First Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 1, 2005;

(c) The Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 13, 2006;

(d) The Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 4, 2006;

(e) The Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 25, 2010;

(f) The Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 1, 2011 (the "LLC Agreement");

(g) A certificate of an officer of the Company, dated July 17, 2015, attaching copies of resolutions adopted by the Board of Managers of the Company (the “Resolutions”);

(h) A form of Investor Certification, to be entered into by each member of the Company (each, an "Investor Certification");

(i) The Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 and the Amendment No. 22 to the Registration Statement on Form N-2 as filed with the SEC pursuant to the Investment Company Act of 1940 (File Nos. 333-203634 and 811-21778) (the "Registration Statement"), relating to $12,000,000 in units of limited liability company interests in the Company (the "Units"); and

(j) A Certificate of Good Standing for the Company, dated July 16, 2015, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement, the LLC Certificate and the Resolutions are in full force and effect and have not been amended, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) except to the extent provided in paragraph 1 below, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including a counterpart signature page of the LLC Agreement or an Investor Certification by each person or entity to whom a Unit is to be issued by the Company (each, a "Unitholder" and collectively, the "Unitholders"), (vii) the payment by each Unitholder of the full consideration when and as the same shall become due from such person or entity for Units acquired by it, in accordance with the LLC Agreement and the Registration Statement, (viii) that the books and records of the Company (including the Unit records of the Company) set forth the names and addresses of all persons or entities to be admitted as members of the Company, the amount of the contributions of such persons or entities and the number of Units held by such persons or entities, (ix) that the Units are issued and sold to the Unitholders in accordance with the Registration Statement and the LLC Agreement, (x) that all conditions to the admission to the Company of the Unitholders as members of the Company that are set forth in Section 2.7 of the LLC Agreement have been satisfied, (xi) that each certificate referenced in paragraph (a) above was executed, delivered and filed in the office of the Secretary of State by an "authorized person" of the Company within the meaning of the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the "LLC Act") and (xii) that the Company has, at all times, had at least one member.  We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the LLC Act.

2. The Units will represent validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company.

3. The Unitholders shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company, except as a Unitholder may be obligated to repay any funds wrongfully distributed to it.  We note that the Unitholders may be obligated to make payments as set forth in the LLC Agreement.

In rendering the opinions expressed above, we have also assumed that at all times since the formation of the Company, the Company (i) has been governed by an oral or written limited liability company agreement, and (ii) has not dissolved by operation of law or otherwise.

We consent to Kramer Levin Naftalis & Frankel LLP relying as to matters of Delaware law upon this opinion as of its date, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date.  We also consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JJN